UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): January 6, 2011 (December 31, 2010)

Vinyl Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120, San Juan Capistrano, CA 92675

(Address of principal executive offices)

(949) 373-7281

(Registrant's telephone number)

 2210 South Ritchey Street, Santa Ana, California 92705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Brackin O’Connor Transaction

On December 31, 2010, we entered into a definitive agreement to acquire all of the membership interests in Brackin O’Connor, LLC (“Brackin O’Connor”).  Brackin O’Connor operates a passenger transportation business.  Its initial operations are focused on servicing the tourism industry in Scottsdale, Arizona.  We agreed to issue 20,000,000 shares of our common stock to the members of Brackin O’Connor in exchange for the membership interests in Brackin O’Connor (the “Equity Exchange”).

VFC Disposition

Following completion of the Equity Exchange, we entered into a definitive agreement to dispose of all of the capital stock of our subsidiaries, Vinyl Fence Company, Inc. (“VFC”) and VFC Franchise Corp. to Gordon Knott, our President and member of our Board of Directors, and Garabed Khatchoyan, a member of our Board of Directors (the “VFC Disposition”).  VFC conducts all of our vinyl product marketing and installation business.

In exchange for the capital stock of VFC and VFC Franchise Corp., Messrs Knott and Khatchoyan agreed to return to us 20,000,000 shares of our common stock and to assume up to $75,000 of our liabilities arising from periods prior to December 31, 2010.  In connection with the VFC Disposition, we agreed to reimburse certain expenses incurred by VFC through payment of $12,500 in cash and the issuance of a promissory note in the amount of $62,500. The promissory note is due March 31, 2011 and is secured by a vehicle owned by Brackin O’Connor.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 31, 2010, we closed on the Equity Exchange described in Item 1.01 above.  Following completion of the Equity Exchange, we closed on the VFC Disposition described in Item 1.01 above.

As a result of the Equity Exchange and the VFC Disposition, we are no longer engaged in the vinyl product marketing and installation business and are now exclusively engaged in the passenger transportation business through Brackin O’Connor.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2010, we became directly obligated on the financial obligations represented by the promissory note issued pursuant to the VFC Disposition described in Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities.

On December 31, 2010, we issued 20,000,000 shares of our common stock in the closing for the Equity Exchange described in Item 1.01 above. Our securities were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended since the issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

Item 5.01  Changes in Control of Registrant.

As a result of the Equity Exchange and the VFC Disposition described in Item 1.01 above, the members of Brackin O’Connor, Doug Brackin and Joy Brackin, acquired control of our company.  Doug Brackin and Joy Brackin are husband and wife.  Doug Brackin and Joy Brackin together hold 20,000,000 shares of our common stock (99.7% of the outstanding shares of common stock as of January 1, 2011).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 31, 2010, Gordon Knott tendered his resignation as our President, effective immediately.  In addition, Mr. Knott and Garabed Khatchoyan will resign as members of our Board of Directors, effective on the 11th day following the mailing of a Schedule 14F Information Statement to our stockholders.

On December 31, 2010, we appointed Doug Brackin as our President and a member of our Board of Directors and appointed Keith Moore as our Treasurer and Secretary and a member of our Board of Directors.

Mr. Brackin is a real estate hospitality entrepreneur.  He built his first lodging establishment in 1988 in Payson, Arizona.  He operated the Payson Pueblo Inn for 3 ½ years, then sold the property for a profit in March of 1992.  His next project was the Majestic Mountain Inn, which was built in 1993. This project was owned by Mr. Brackin for 10 years, and again sold for a profit.  During 2000-2001, Mr. Brackin co-developed an office building along with a steakhouse named Fargo’s.  In 2004, Mr. Brackin co-developed a 33 lot subdivision in Flagstaff, Arizona.  Doug did all the entitlement work for this project and handled all the sales of the 33 lots generating over $7 million in sales.  Mr. Brackin renovated a drinking lounge in 2008 and sold this establishment for a profit in 2009.  Mr. Brackin is currently involved in a start up transportation-coinceirge business in Scottsdale, Arizona.  Mr. Brackin earned a B.S. in Hotel, Restaurant, and Tourism at Northern Arizona University.  Mr. Bracking also holds an Arizona Real estate license as well as an Arizona Insurance license.

Mr. Moore co-founded Monarch Bay Associates, LLC, a FINRA member broker dealer in 2006. He has served his entire career founding, growing and financing technology and service companies. Throughout his career Mr. Moore has served in various executive capacities for micro-cap to Russell 1000 companies, including Activision, Inc., DataLogic International, Inc., and POPcast Communications Corp. Mr. Moore has raised over $100 million for these organizations and has grown collective revenues in excess of $600 million.

From 1996 through 2007, Mr. Moore served in Chief Executive and other executive capacities for DataLogic International, Inc., POPcast Communications Corp., and iTechexpress, Inc., overseeing their respective strategic growth and capital raises.  From 1991 through 1996, Mr. Moore served as President, Chief Operating Officer, Chief Financial Officer, Director and Consultant of Activision, Inc. (NASDAQ: ATVI), recognized as the international market leader in videogames and multimedia software.  Mr. Moore is a founder of International Consumer Technologies Corp. and was Vice President, Chief Financial Officer and Director since its inception in July 1986 until its merger into Activision in December 1991. Mr. Moore, board Emeritus of the Mission Hospital Foundation Board of Directors earned a B.S. in Accounting and a Masters in Finance from Eastern Michigan University.

Item 9.01.  Financial Statements and Exhibits

The financial statements required in respect of the Equity Exchange described in Item 1.01 above, if any, will be filed by amendment not later than 71 days following the date that this initial report must be filed.

Exhibit No.          Description

10.1                      Equity Exchange Agreement dated December 31, 2010
10.2                      Stock Purchase Agreement dated December 31, 2010
10.3                      Assumption Agreement dated December 31, 2010
10.4                      Promissory Note dated December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	Vinyl Products, Inc. a Nevada corporation

By: /s/ Doug Brackin
Name: Doug Brackin
Title: President